John W. Hlywak, Jr. (Investors)        Jay Higham (Media/Physicians)
Senior Vice President & CFO            Senior Vice President of Marketing
IntegraMed America, Inc.               IntegraMed America, Inc.
(914) 251-4143                         (914) 251-4127
email:  jhlywak@integramed.com         email:  jhigham@integramed.com
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Web Address: http://www.integramed.com
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Lippert/Heilshorn & Associates
Kim Golodetz (kgolodetz@lhai.com)
(212) 838-3777

Bruce Voss (bvoss@lhai.com)
(310) 691-7100
www.lhai.com
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                    INTEGRAMED AMERICA ENTERS DETROIT MARKET

Purchase, New York, March 17, 2003 - IntegraMed America, Inc (Nasdaq: INMD) today announced an exclusive agreement with the Royal Oak, Michigan based Beaumont Center for Fertility and Reproductive Endocrinology to offer IntegraMed Fertility Direct products and services to the center's IVF and infertility patient population. Under the terms of the agreement, the center joins IntegraMed's growing national network and has access to the company's inventory of patient and business services. The center is a leading provider of fertility services in the greater Detroit marketplace.

Led by William Keye, M.D. and his colleagues, David Brinton, M.D., Alexander Maximovich, M.D., John Musich, M.D., and Manvinder Singh, M.D., the center is part of William Beaumont Hospital. Beaumont Hospital was recently cited as one of American's best 50 hospitals for gynecology services by US News and World Report. The medical staff of the center specializes in providing state-of-the-art fertility services including in vitro fertilization, intracytoplasmic sperm injection, assisted hatching, pre-implantation genetic diagnosis and a full array of reproductive surgery. The Centers for Disease Control and Prevention recently reported that the center produced clinical results for in vitro fertilization services that were among the best in the United States.

Under the terms of the agreement, IntegraMed is committed to distribute its patient and business services offerings exclusively through Beaumont's IVF program in the greater Detroit marketplace. Initially, the focus will be on the company's patient-oriented offerings including the Shared Risk Refund Program, IntegraMed Pharmaceutical Services, and the company's Internet marketing services. In addition, the center has the exclusive right to access a full portfolio of other products and services that the Company makes available to its growing network of affiliated fertility centers.

With the addition of the center, IntegraMed's provider network is now comprised of 48 locations serving 23 of the top 50 markets in the United States where 80% of U.S. infertility services are provided. As currently configured, this high-quality provider network now effectively provides coverage for nearly 53% of the total national infertility services performed in the United States.

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"Detroit is a key market for fertility services and we have had our eye on this market for some time," said Gerardo Canet, President and CEO of IntegraMed America, Inc. "We have had several opportunities to be in this important market, but it is important to us to have the right group to partner with and, in our opinion, the Beaumont Center for Fertility and Reproductive Endocrinology is the best program in Detroit and Southeast Michigan. As immediate Past President of the American Society for Reproductive Medicine and a national leader in infertility care, teaching and research, Dr. Keye and his group are an important new addition to IntegraMed's growing reputation among physicians and patients alike."

"We are pleased to have the opportunity to work with IntegraMed in the Detroit area and to offer their programs to our patients," said William Keye, M.D., Medical Director of the Beaumont Center for Fertility and Reproductive Endocrinology. "We believe this new relationship will prove to be of benefit to our patients."

IntegraMed America, based in Purchase, New York, is focused on the $2 billion infertility industry and offers products and services to patients, providers, payers and manufacturers. Specifically, the company provides business services to a network of fertility centers; distributes pharmaceutical products and financing programs directly to patients; and operates www.integramed.com, an award-winning infertility website.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements. Actual results may differ materially from the statements made as a result of various factors including, but not limited to, the risks associated with the company's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by the company with the U.S. Securities and Exchange Commission.


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